EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Community Banks, Inc. of our report dated January 24, 2003 relating to the financial statements, which appears in Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

Harrisburg, Pennsylvania

March 25, 2005